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                                                                     Exhibit 99


PROXY                            FALL RIVER GAS COMPANY                   PROXY

                             SPECIAL MEETING OF STOCKHOLDERS
                                      AUGUST 29, 2000


The undersigned, having received the Notice of the Special Meeting of Stockholders and Proxy Statement of Fall River Gas Company (the "Company"), dated July __, 2000, hereby appoints Cindy L. J. Audette, Bradford J. Faxon, Raymond H. Faxon and Donald R. Patnode, and any of them, as proxy or proxies of the undersigned, to vote the shares of the common stock of the Company owned by the undersigned, to vote the shares of the common stock of the company owned by the undersigned, at the Special Meeting of Stockholders of the Company to be held at the offices of the Company in Fall River, Massachusetts on August 29, 2000, at 10:00 A.M. local time and at any adjournment(s) thereof, with all powers the undersigned would possess if personally present at said meeting with full power of substitution or revocation. The following purposes for which this proxy may be exercised are set forth in the Notice of the Special Meeting of Stockholders and are more fully set forth in the Proxy Statement.

1.   FOR  / /   AGAINST / /   ABSTAIN / /  The proposal to approve and adopt
     the Agreement of Merger between Southern Union Company and Fall River Gas Company.

1.   FOR  / /   AGAINST / /   ABSTAIN / /  To act upon such other matters as
     may come before the meeting.

The undersigned ratifies and confirms all that said proxy(ies) may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have and may exercise all of the powers of proxies hereunder, or if only one be present and acting, then that one shall have and may exercise all of said powers.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE IN REGARD TO THE PROPOSALS NUMBERED 1 AND 2 IN THE ABSENCE OF A SPECIFICATION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS NUMBERED 1 AND 2.

                                   Date __________________________, 2000


                                   -------------------------------------
                                   Signature


                                   -------------------------------------
                                   Signature


                                   Stockholders should sign here exactly as the name or names are printed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Joint owners should each sign personally.

                              [IMPORTANT]

PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.